Exhibit 10.1

Universal Insurance Holdings, Inc.,

as Issuer

5.625% SENIOR UNSECURED NOTES DUE 2026

NOTE PURCHASE AGREEMENT

NOVEMBER 23, 2021

November 23, 2021

Purchaser Named on the Signature Page Hereto

Ladies and Gentlemen:

Pursuant to the terms of this Note Purchase Agreement (this “Agreement”), Universal Insurance Holdings, Inc. (the “Issuer”), proposes to issue and sell to the purchaser named and identified on the signature pages hereto (the “Purchaser”), the aggregate principal amount set forth on the signature pages hereto of the Issuer’s Senior Unsecured Notes due 2026 (the “Notes”).

The Notes will be issued pursuant to the provisions of an indenture, to be dated as of November 23, 2021, (the “Indenture”) between the Issuer and UMB Bank National Association, as trustee (together with its successors and assigns, in such capacity, the “Trustee”).

The Notes will be offered and sold without being registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the exemption from registration set forth in Section 4(a)(2) of the Securities Act, solely to Purchasers that are either (i) “qualified institutional buyers” as such term is defined in Rule 144A of the Securities Act (“Rule 144A”) or (ii) institutional “accredited investors” within the meaning of Rule 501(a) of Regulation D and as contemplated by subsections (1), (2), (3), (7), (8), (9), or (12) of Rule 501(a) of Regulation D, that have no less than $5,000,000 in total assets (“Institutional Accredited Investors”).

Concurrently with the execution of this Agreement, the Issuer proposes to issue and sell to one or more investors other than the Purchaser (the “Other Purchasers”) up to $100,000,000 aggregate principal amount of the Issuer’s Notes (inclusive of the Notes sold under this Agreement), pursuant to one or more purchase agreements (“Other Purchase Agreements”) substantially in the same form as this Agreement, to be entered into by the Issuer and the Other Purchasers. Piper Sandler & Co. (in such capacity, the “Placement Agent”), has been appointed by the Issuer to act as its exclusive placement agent, pursuant to an Engagement Letter Agreement between the Issuer and the Placement Agent (the “Engagement Agreement”).

The holders of the Notes will be entitled to the benefits of a Registration Rights Agreement, in the form to be agreed by the Issuer, the Placement Agent, the Purchaser and the Other Purchasers, to be dated as of the Closing Date (as defined herein), among the Issuer, the Purchasers and the Other Purchasers (the “Registration Rights Agreement”), pursuant to which the Issuer will agree to file with the U. S. Securities and Exchange Commission (the “SEC”), under the circumstances set forth therein, a shelf registration statement under the Securities Act relating to the resale of the Notes.

1. Representations and Warranties of the Issuer. The Issuer represents and warrants to, and agrees with the Purchaser, as of the date hereof and as of the Closing Date (as defined herein), that:

(a) The Issuer has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, result in a material adverse change in the condition, financial or otherwise, or in the business, properties, or operations of the Issuer and its subsidiaries, taken as a whole (any such change, a “Material Adverse Change”).

(b) The audited consolidated financial statements of the Issuer and its subsidiaries contained in the Issuer’s Form 10-K for the year ended December 31, 2020 (the “Financial Statements”) fairly present in all material respects the consolidated financial position of the Issuer and its subsidiaries as of the respective dates specified therein and the results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”).

(c) The execution, delivery, and performance by the Issuer of this Agreement, the Indenture, the Notes, and the Registration Rights Agreement do not and will not (i) violate any material provision of federal, state, or local law or regulation applicable to the Issuer or its subsidiaries, or the governing documents of the Issuer or its subsidiaries, (ii) result in or require the creation or imposition of any Lien (as such term is defined in the Indenture) of any nature whatsoever upon any properties or assets of the Issuer or its subsidiaries, other than Permitted Liens (as such term is defined in the Indenture), or (iii) require any approval of interest holders of the Issuer or its subsidiaries, other than consents or approvals that have been obtained and that are still in force and effect.

(d) This Agreement has been duly authorized, executed and delivered by the Issuer and, assuming due authorization, execution and delivery hereof by the Purchaser, will constitute a valid and binding agreement of the Issuer, enforceable against the Issuer in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(e) The Indenture has been duly authorized by the Issuer and, at the Closing Date, will have been duly executed and delivered by the Issuer and, assuming due authorization, execution and delivery thereof by the Trustee, will constitute a valid and binding agreement of the Issuer, enforceable against the Issuer in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(f) The Notes have been duly authorized by the Issuer and, at the Closing Date, will have been duly executed by the Issuer and when authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Purchaser in accordance with the terms of this Agreement, assuming due authorization, execution and delivery thereof by the Trustee, will be valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability, and will be entitled to the benefits of the Indenture.

(g) The Registration Rights Agreement has been duly authorized by the Issuer, and, when the Notes are delivered and paid for pursuant to this Agreement on the Closing Date, the Registration Rights Agreement will have been duly executed and delivered by the Issuer, and assuming due execution and delivery thereof by the Purchaser will constitute a valid and binding agreement of the Issuer, enforceable against the Issuer in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(h) The Notes to be purchased by the Purchaser from the Issuer on the Closing Date will be in the form contemplated by the Indenture.

(i) The execution and delivery by the Issuer of, and the performance by the Issuer of its obligations under, this Agreement, the Indenture and the Notes will not contravene (i) the certificate of incorporation, bylaws or other organizational documents, each as amended or restated to date, of the Issuer; (ii) any agreement or other instrument binding upon the Issuer or any of its subsidiaries that is material to the Issuer and its subsidiaries, taken as a whole; (iii) any provision of applicable law or regulation; or (iv) any judgment, injunction, order or decree of any governmental body, agency or court having jurisdiction over the Issuer or any subsidiary, except, in the case of clauses (ii), (iii) and (iv) above, for any such contravention that would not have a Material Adverse Change.

(j) There are no legal or governmental actions, suits, investigations or proceedings, pending or, to the knowledge of the Issuer, threatened to which the Issuer or any of its subsidiaries is a party or to which any of the properties of the Issuer or any of its subsidiaries is subject that would, if adversely determined, result in a Material Adverse Change or have a material adverse effect on the power or ability of the Issuer to perform its obligations under this Agreement, the Indenture or the Notes.

(k) No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority (as defined in the Indenture) in the United States, any state or other political subdivision thereof, any other jurisdiction in which the Issuer or any subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Issuer or any subsidiary, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such Governmental Authority is required by the Issuer in connection with the execution, delivery or performance by the Issuer of this Agreement, the Indenture or the Notes.

(l) The Issuer and its subsidiaries own, possess or have a right to use all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names necessary to conduct the business now operated by them without known conflict with the rights of others that, if determined adversely to the Issuers or any of its subsidiaries, would, individually or in the aggregate, result in a Material Adverse Change.

(m) Each of the Issuer and its subsidiaries is, and has at all times since December 31, 2018 been, in compliance in all respects with Applicable Law, except to the extent that such nonperformance would not be reasonably expected to result in a Material Adverse Change. “Applicable Law” means all applicable provisions of all (i) constitutions, treaties, statutes, laws, rules, regulations, codes, guidelines and ordinances of any Governmental Authority, (ii) approvals of Governmental Authorities and (iii) orders, decisions, directed duties, judgments, awards and decrees of any Governmental Authority (including common law and principles of public policy).

(n) The Issuer is not, and after giving effect to the sale of the Notes and the application of the proceeds thereof will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(o) Subject to the accuracy of the Purchaser’s representations and warranties set forth herein, the offer, issuance, sale and delivery of the Notes is exempt from the provisions of Section 5 of the Securities Act. Neither the Issuer nor any of its subsidiaries or affiliates, nor any director, manager, officer, or employee, nor, to the Issuer’s knowledge, any agent or representative of the Issuer or of any of its subsidiaries or affiliates, has taken any action, with respect to the Notes or otherwise, that would bring the offer, issuance and sale of the Notes within the provisions of Section 5 of the Securities Act. It is not necessary in connection with the sale and delivery of the Securities to the Purchaser in the manner contemplated by this Agreement to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

(p) In the case of each offer or sale of the Notes, no form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act (“Regulation D”)) was used by Issuer nor any of its subsidiaries or affiliates, nor any director, manager, officer, or employee (as applicable), nor, to the Issuer’s knowledge, any agent or representative of the Issuer or of any of its subsidiaries or affiliates, including, without limitation, any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(q) Neither the Issuer nor any of its subsidiaries or affiliates, nor any director, manager, officer, or employee (as applicable), nor, to the Issuer’s knowledge, any agent or representative of the Issuer or of any of its subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any (i) “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any individual or entity (each, a “Person”) acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) or (ii) to any “foreign official” (as defined in the Foreign Corrupt Practices Act of 1977, as amended) or any foreign political party or official thereof or any candidate for foreign political office, in each case, to influence official action or secure an improper advantage; and the Issuer and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws.

(r) The operations of the Issuer and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Issuer and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any Governmental Authority or any arbitrator involving the Issuer or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Issuer, threatened. The Issuer has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Issuer and each of its subsidiaries is and will continue to be in compliance with all Anti-Money Laundering Laws.

(s) (i) The Issuer, represents that neither the Issuer nor any of its subsidiaries (collectively, the “Entity”) or, to the knowledge of the Issuer, any director, officer, employee, agent, affiliate or representative of the Entity, is a Person that is, or is owned or controlled by a Person that is:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Somalia, Sudan, Syria, Ukraine and Russia).

(ii) The Issuer represents and covenants that the Entity will not, directly or indirectly, use the proceeds of the sale of the Notes, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) The Issuer represents and covenants that for the past five years, the Entity has not knowingly engaged in, is not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(t) The Issuer and each of its subsidiaries possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and since January 1, 2018, neither the Issuer nor any of its subsidiaries have received any notice of proceedings relating to the revocation or modification of, or noncompliance with, any such certificate, authorization or permit that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Change.

(u) The Issuer is, and immediately after the Closing Date will be, Solvent. As used herein, the term “Solvent” means, with respect to any Person on a particular date, that on such date (i) the fair market value of the assets of such Person is greater than the total amount of liabilities (including contingent liabilities) of such Person, (ii) the present fair salable value of the assets of such Person is greater than the amount that will be required to pay the probable liabilities of such Person on its debts as they become absolute and matured and (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature.

(v) The Issuer and its subsidiaries maintain a system of internal controls over financial reporting as defined in Rule 13a-15 under the Exchange Act that is sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(w) The Issuer has established and maintains a system of disclosure controls and procedures as defined in Rule 13a-15 under the Exchange Act that are designed to ensure that information required to be disclosed by the Issuer in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms, and is accumulated and communicated to the Issuer’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(x) The terms and provisions of the “Indicative Term Sheet” (the “Term Sheet”) shall be incorporated, as applicable, into the Indenture.

(y) The Issuer has timely filed, or cured any defect relating to timely filing, all reports, schedules, forms, statements and other documents required to be filed by the Issuer under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (collectively, “SEC Reports”). The SEC Reports (i) as of the time they were filed (or if subsequently amended, when amended, and as of the date hereof), complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not, at the time they were filed (or if subsequently amended or superseded by an amendment or other filing, then, on the date of such subsequent filing), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(z) The Issuer has timely filed or caused to be filed all United States federal tax returns and state tax returns (including, but not limited to, those filed on a consolidated, combined or unitary basis) required to have been filed with respect to the Issuer prior to the date hereof, or requests for extensions to file such returns and reports have been timely filed (“Tax Returns”). All material taxes required to be shown on such Tax Returns have been paid, except to the extent that such tax payments are being contested in good faith by appropriate proceedings and for which the Issuer has set aside on its books adequate reserves.

(aa) The offer, issuance and sale of the Notes by the Issuer to the Purchaser shall not result in an event, condition, or default that, with the giving of notice or the passage of time, or both, would constitute a default or event of default under any indebtedness of any subsidiaries of the Issuer, which, individually or in the aggregate, would result in a Material Adverse Change.

(bb) None of the Issuer or its subsidiaries has any material liability that is required to be reflected in a consolidated balance sheet (or the notes thereto) of the Issuer or its subsidiaries prepared in accordance with GAAP, except (i) those liabilities provided for or disclosed in the Financial Statements or in the notes thereto, (ii) liabilities incurred in the ordinary course of business since December 31, 2020, (iv) liabilities under this Agreement or incurred in connection with the transactions contemplated hereby (v) tax liabilities and (vi) other liabilities that, individually or in the aggregate, would not have a Material Adverse Change.

(cc) From December 31, 2020 through the date hereof, the Issuer and its subsidiaries have conducted their business in the ordinary course, and there has not been any event, occurrence or condition of any character that has had, or which would, individually or in the aggregate, reasonably be expected to have, a Material Adverse Change, except as disclosed in the Issuer’s reports filed with the SEC. Without limiting the generality of the foregoing, from December 31, 2020 through the date hereof, none of the Issuer or its subsidiaries has, made any material change in the material accounting, actuarial, investment, reserving, underwriting or claims administration policies, practices or principles, except as may have been required by applicable law, GAAP or entered into any binding agreement to take any of the foregoing actions, except as set forth in the SEC Reports.

(dd) The Issuer has not intentionally failed to disclose to the Purchaser prior to the date hereof, any fact about the Issuer or its subsidiaries known by the Issuer to be material to the Issuer and its subsidiaries as a whole, when taken together with the other disclosures made to the Purchaser by or on behalf of the Issuer.

(ee) To the Issuer’s knowledge, the information furnished by the Issuer to the Purchaser in the data room folder “Investor-Facing Room Structure” prior to the date hereof (as modified or supplemented by all other information that has been made publicly available by the Issuer in its SEC Reports or in materials publicly available on the Issuer’s website), taken as a whole, was accurate in all material respects as of the respective dates of such information; provided that, with respect to financial statements, the Issuer represents only as set forth in Section 1(b).

(ff) Insurance Matters

(i) The Issuer and each of the Issuer’s subsidiaries that are engaged in the business of insurance or reinsurance (each, an “Insurance Subsidiary”) are in compliance in all material respects with the requirements of the insurance laws and regulations of its jurisdiction of incorporation and the insurance laws and regulations of the jurisdictions which are applicable to each such subsidiary, and has filed all notices, reports, documents or other information required to be filed thereunder, except where the failure to be so appointed would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

(gg) The Issuer and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974 (“ERISA”)) established or maintained by the Issuer, its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA and all other similar applicable state and federal laws. “ERISA Affiliate” means, with respect to the Issuer or a subsidiary, any member of any group or organization described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (“Code”) of which the Issuer or such subsidiary is a member. No “reportable event” (as defined in ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Issuer, its subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Issuer, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined in ERISA). Neither the Issuer, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii)

Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Issuer, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, that would cause the loss of such qualification.

(hh) Except as set forth in the SEC Reports, there are no transactions with “affiliates” (as defined in Rule 405 under the Securities Act) or any officer, director or security holder of the Issuer (whether or not an affiliate) that are required by the Securities Act to be disclosed in the SEC Reports. Additionally, no relationship, direct or indirect, exists between the Issuer or any of its Subsidiaries on the one hand, and the directors, officers, shareholders, customers or suppliers of the Issuer or any Subsidiary on the other hand that is required by the Securities Act to be disclosed in the SEC Reports that is not so disclosed.

2. Agreements to Sell and Purchase. The Issuer hereby agrees to sell to the Purchaser, and the Purchaser, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase from the Issuer the respective principal amount of Notes set forth on the signature pages hereto, at a purchase price of 100% of the principal amount thereof (the “Purchase Price”), in each case, on the Closing Date.

3. Payment and Delivery.

(a) The closing of the purchase and sale of the Notes (the “Closing”) shall occur at the offices of Gibson, Dunn & Crutcher LLP, counsel for the Issuer, located at 811 Main Street, Suite 3000, Houston, TX 77002, on the Business Day following the execution of this Agreement, or on such other date or at such different location as the parties hereto shall agree in writing, but not prior to the date that the conditions for Closing set forth in Section 4 hereto (other than with respect to the actual issuance and delivery of the Notes) have been satisfied or waived by the appropriate party (the date of such Closing being herein called the “Closing Date”).

(b) Subject to Section 3(c) below, (i) on or prior to the Closing Date, the Purchaser shall pay, in immediately available funds, the full amount of the purchase price for the Notes being purchased hereunder, by wire transfer to an account of the Issuer specified on Annex A, and (ii) on the Closing Date, the Purchaser shall instruct its custodian to post a DWAC request for free receipt to the Trustee for the Purchaser’s aggregate principal amount of Notes (CUSIP set forth on the Purchaser’s signature page hereto), which request shall be made through the facilities of The Depository Trust Company (“DTC”).

(c) The Purchaser shall comply with the closing mechanics specified in this Section 3(c). The Purchaser shall submit fully completed

(i) On or prior to 3:00 p.m., New York City time, on the Business Day immediately preceding the Closing Date, the Purchaser will pay the full amount of the purchase price for the Notes being purchased hereunder to the Issuer as required by Section 3(b) above.

(ii) The receipt of funds by the Issuer from the Purchaser shall be deemed to be a confirmation by the Purchaser to the Issuer that the conditions to the Closing have been satisfied.

(iii) On the Closing Date, or as soon as reasonably practicable thereafter, the Notes purchased by the Purchaser (as specified on the Purchaser’s signature page hereto) will be issued by the Issuer and delivered pursuant to Section 3(b) above.

(d) “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

(e) The Notes will be represented by one or more global notes as provided in the Indenture, and will be issued in minimum denominations of $100,000 principal amount and integral multiples of $1,000 thereafter. The Notes shall bear an appropriate restrictive legend referring to the fact that the Notes were sold in reliance upon the exemption from registration under the Securities Act provided by Section 4(a)(2) thereof and are eligible for resale pursuant to Rule 144A.

4. Conditions to the Purchaser’s Obligations. The obligations of the Purchaser to purchase and pay for the Notes on the Closing Date are subject to the following conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Issuer or any of the securities of the Issuer or the financial strength rating of any of its Insurance Subsidiaries or in the rating outlook for the Issuer by any rating agency.

(b) The representations and warranties of the Issuer contained in this Agreement shall be true and correct in all material respects (except to the extent already qualified by materiality) on and as of the date of this Agreement and on and as of the Closing Date as if made on and as of the Closing Date; the statements of the Issuer’s officers made pursuant to any certificate delivered in accordance with the provisions hereof shall be true and correct in all material respects (except to the extent already qualified by materiality) on and as of the date made and on and as of the Closing Date; the Issuer shall have performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

(c) The Purchaser shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Issuer, to the effect set forth in Section 4(b) and to the effect that the representations and warranties of the Issuer contained in this Agreement are true and correct in all material respects (except to the extent already qualified by materiality) as of the Closing Date and that the Issuer has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(d) The Purchaser shall have received on the Closing Date an opinion of counsel of the Issuer, dated the Closing Date, covering the matters set forth in Schedule I hereto, with customary qualifications, limitations and assumptions satisfactory to the Purchaser acting in good faith. Such opinion shall be rendered to the Purchaser at the request of the Issuer and shall so state therein.

(e) The Issuer shall have executed and delivered the Indenture, in form and substance reasonably acceptable to the Purchaser, and the Purchaser shall have received an executed copy thereof.

(f) The Notes shall be eligible for clearance and settlement through DTC.

(g) The sale of the Notes shall not be enjoined (temporarily or permanently) on the Closing Date.

(h) Since the date of this Agreement, there shall not have been any event, change, occurrence, development, condition or state of circumstances or facts that has had or would, individually or in the aggregate, reasonably be expected to have, a Material Adverse Change.

5. Covenants of the Issuer. The Issuer covenants with the Purchaser as follows:

(a) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Issuer’s counsel and the Issuer’s accountants in connection with the issuance and sale of the Notes, (ii) all out-of-pocket reasonable and documented costs and expenses related to the transfer and delivery of the Notes to the Purchaser, including any transfer or other taxes payable thereon, (iv) the costs and charges of the Trustee, the paying agent and any transfer agent, registrar or depositary, (v) the cost of the preparation, issuance and delivery of the Notes, and (vi) all other cost and expenses incident to the performance of the obligations of the Issuer hereunder for which provision is not otherwise made in this Section.

(b) Neither the Issuer nor any “affiliate” (as defined in Rule 144 (“Affiliate”)) will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that could be integrated with the sale of the Notes in a manner that would require the registration under the Securities Act of the Notes .

(c) Not to solicit any offer to buy or offer or sell the Notes by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

(d) While any of the Notes remain “restricted securities” as defined in Rule 144, to make available, upon request, to any seller of such Notes the information specified in Rule 144A(d)(4) under the Securities Act, unless the Issuer is then subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(e) During the period of one year after the Closing Date the Issuer will not, and will not permit any of its Affiliates to resell any of the Notes which constitute “restricted securities” under Rule 144 that have been reacquired by any of them.

(f) To use the net proceeds from the sale of the Notes for the Issuer’s general corporate purposes.

(g) On the Closing Date and at all times thereafter, the terms and provisions of this Agreement shall be no less favorable to the Purchaser than the terms and provisions of any Other Purchase Agreement are to the applicable Other Purchaser.

6. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Issuer, as of the date hereof and as of the Closing Date, that:

(a) Such Purchaser is a corporation, limited liability company or partnership (and where such partnership is not a separate legal entity from the partners thereof, the general or managing partner thereof), duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

(b) This Agreement has been duly authorized, executed and delivered by such Purchaser and, assuming due authorization, execution and delivery by the Issuer, constitutes a legal, valid and binding obligation of each Purchaser enforceable against each Purchaser in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(c) Such Purchaser is acquiring the Notes for its own account or for one or more separate accounts maintained by it or for the account of one or more pension or trust funds of which it is trustee, in each case, for investment purposes only and not with a view to distribution thereof, in whole or in part. If the Notes are acquired for the account of one or more pension or trust funds, the relevant Purchaser represents that it is acting as sole trustee and has sole investment discretion with respect to its acquisition of the Notes and that the determination and decision on its behalf to acquire the Notes for such pension or trust funds is being made by the same individual or group of individuals who customarily pass on such investments. Such Purchaser understands that the Notes have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act that depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Purchaser’s representations as expressed herein.

(d) Each Purchaser acknowledges and agrees that (i) neither the Issuer nor the Placement Agent is acting as a fiduciary or financial or investment adviser to the Purchaser; (ii) the Issuer, the Placement Agent and their respective officers, directors, employees, agents and representatives do not make, have not made nor shall be deemed to have made any representation or warranty to the Purchaser, express or implied, at law or in equity, with respect to projections, estimates, forecasts or plans, except, with respect to the Issuer, as expressly set forth herein; (iii) the Purchaser has consulted with the Purchaser’s own legal, regulatory, tax, business, investment, actuarial, financial and accounting advisers to the extent the Purchaser has deemed necessary, and the Purchaser has made the Purchaser’s own decisions with respect to entering into this Agreement based upon the Purchaser’s own judgment and upon any advice from such advisers the Purchaser has deemed necessary; and (iv) the Purchaser is a sophisticated investor familiar with transactions similar to those contemplated by this Agreement and has such knowledge and experience in financial and business affairs that the Purchaser is capable of evaluating the merits and risks of purchasing, and other considerations relating to, the Notes to be purchased by the Purchaser pursuant to this Agreement. The Purchaser is not relying on the Issuer, the Placement Agent or any of their respective officers, directors, shareholders, employees, counsel, agents or representatives for legal or tax advice. The Purchaser understands that no U.S. or non-U.S. federal or state agency has recommended or endorsed the purchase of Notes or made any determination or finding as to the fairness of the provisions of this Agreement.

(e) Such Purchaser will comply with all applicable laws and regulations in each jurisdiction in which it acquires the Notes.

(f) Such Purchaser is a resident of, and purchasing in, a jurisdiction that would not, as a result of such residence or purchase result in such Purchaser being subject to regulation as an insurer or reinsurer.

(g) Such Purchaser understands that no action has been or will be taken in any jurisdiction by the Issuer that would permit a public offering of the Notes in the United States or any offer of the Notes to the public in any Member State of the European Economic Area, or possession or distribution of any offering or publicity material relating to the Notes , in any other country or jurisdiction where action for that purpose is required.

(h) Such Purchaser understands that the Notes have not been registered under the Securities Act and may not be transferred except in accordance with Rule 144A or pursuant to another exemption from the registration requirements of the Securities Act.

(i) Such Purchaser represents that it is either a “qualified institutional buyer” as such term is defined in Rule 144A or an Institutional Accredited Investor.

(j) Such Purchaser is not subject to any “bad actor” disqualifications as described in Rule 506(d) of the Securities Act.

(k) Such Purchaser agrees to purchase the Notes for its own account (or accounts managed by it) without a view to distribution thereof within the meaning of the Securities Act and agrees not to reoffer or resell the Notes except pursuant to an exemption from registration under the Securities Act or pursuant to an effective registration statement thereunder and in any case in compliance to the satisfaction of the Issuer with all applicable U.S. state securities or “Blue Sky” laws (it being understood, however, that the disposition of such Person’s property shall at all times be within such Person’s control).

(l) Each Purchaser has been furnished with a copy of the Term Sheet.

(m) Each Purchaser acknowledges that it and its representatives and agents have been provided an opportunity to ask questions of, and have received answers thereto satisfactory to the Purchaser from, the Issuer and its representatives regarding the terms and conditions of the offering of the Notes, and the Purchaser has obtained any and all additional information requested by the Purchaser, its representatives and agents of the Issuer and its representatives to verify the accuracy of all information furnished to the Purchaser regarding the offering of the Notes.

(n) Each Purchaser has, in connection with its decision to purchase the principal amount of Notes set forth on the signature page to this Agreement, relied solely upon the SEC Reports and the representations and warranties of the Issuer contained herein, and such Purchaser has not relied on the Placement Agent in negotiating the terms of its investment in the Notes, and, in making a decision to purchase the Notes, such Purchaser has not received or relied on any communication, investment advice or recommendation from the Placement Agent.

(o) Neither the Purchaser nor any of its subsidiaries (collectively, the “Purchaser Entity”) or, to the knowledge of the Purchaser or any director, officer, employee, agent, affiliate or representative of the Purchaser Entity, is a Person that is, or is owned or controlled by a Person that is:

(A) the subject of any Sanctions, nor

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Somalia, Sudan, Syria, Ukraine and Russia).

(p) There is no action, suit, proceeding or investigation pending or, to the knowledge of the Purchaser, threatened against the Purchaser which is reasonably likely to materially adversely affect the ability of such Purchaser to perform its obligations hereunder.

(q) Each Purchaser will have at the Closing Date sufficient capital to satisfy the Purchaser’s obligation to purchase the Notes pursuant to this Agreement.

(r) Each Purchaser acknowledges and agrees that, in connection with the filing with the SEC of any registration statement required by the Registration Rights Agreement, the Purchaser shall complete and execute a questionnaire in such form as reasonably requested by the Issuer.

7. Termination. The Purchaser may terminate this Agreement by written notice given to the Issuer if after the execution and delivery of this Agreement and prior to the Closing Date the Closing Date has not occurred by December 31, 2021, except where such failure to close was due to the delay or other fault of the Purchaser in breach of this Agreement.

8. Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto. The respective agreements, representations, warranties and other statements of the Issuer and the Purchaser set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Purchaser, the Issuer or any of their respective officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Notes sold hereunder and any termination of this Agreement.

9. Entire Agreement. This Agreement, the Notes, the Indenture, and the Registration Rights Agreement represent the entire agreement between the Issuer and the Purchaser with respect to the purchase and sale of the Notes. There are no oral agreements among the parties hereto. No modification, amendment or waiver of any of the terms of this Agreement, nor any consent to any departure by the Issuer therefrom, will be effective unless made in a writing signed by the party to be charged, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

10. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof.

11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and in each case their respective successors, and no other Person will have any right or obligation hereunder. The term “successors” shall not include any other subsequent purchaser of the Notes from the Purchaser. This Agreement may not be transferred or assigned without the prior written consent of the other parties hereto.

12. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

13. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

14. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Purchaser shall be delivered in person or sent by DHL or other recognized overnight courier delivery service, to the name and address of the Purchaser listed on the signature page hereto; and if to the Issuer shall be delivered in person or sent by DHL or other recognized overnight courier delivery service, to Universal Insurance Holdings, Inc., 1110 W. Commercial Blvd., Fort Lauderdale, FL 33309, Attention: Chief Financial Officer.

15. Severability. In the event that any provision of this Agreement shall be declared invalid or unenforceable by any regulatory body or court having jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remaining portions of this Agreement.

16. Interpretation. For purposes of this Agreement, the words “hereof,” “herein,” “hereby” and other words of similar import refer to this Agreement as a whole unless otherwise indicated. Whenever the singular is used herein, the same shall include the plural, and whenever the plural is used herein, the same shall include the singular, where appropriate. The term “including” means “including but not limited to.” The word “or” shall not be exclusive. Whenever used in this Agreement, the masculine gender shall include the feminine and neutral genders. All references herein to Articles, Sections, Subsections, Paragraphs and Exhibits shall be deemed references to Articles and Sections and Subsections and Paragraphs of, and Exhibits to, this Agreement unless the context shall otherwise require. Any reference herein to any statute, agreement or document, or any section thereof, shall, unless otherwise expressly provided, be a reference to such statute, agreement, document or section as amended, modified or supplemented (including any successor section) and in effect from time to time. All terms defined in this Agreement shall have the defined meaning when used in any Exhibit, Schedule, certificate or other documents attached hereto or made or delivered pursuant hereto unless otherwise defined therein. The parties acknowledge and agree that, except as specifically provided herein, they may pursue judicial remedies at law or in equity in the event of a dispute with respect to the interpretation or construction of this Agreement. This Agreement shall be interpreted and enforced in accordance with the provisions hereof without the aid of any canon, custom or rule of law requiring or suggesting constitution against the party causing the drafting of the provision in question.

17. Placement Agent as Third Party Beneficiary; No Other Third-Party Beneficiary. The parties agree and recognize the Placement Agent as an express third party beneficiary to Sections 1, 5 and 6 of this Agreement. The Placement Agent shall be entitled to rely on the representations, warranties and covenants made by the Issuer and the Purchaser hereunder, as if such representations, warranties and covenants were made directly to the Placement Agent. Except for the two immediately preceding sentences, nothing in this Agreement is intended or shall be construed to give any person, other than the parties, their successors and permitted assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

18. Suits. Any legal suit, action or proceeding arising out of, or based upon, this Agreement or the transactions contemplated hereby, may be instituted in any state or federal court located in the Borough of Manhattan, New York, New York (each, a “New York Court”), and each party hereby waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have, to the laying of venue of any such proceeding and submits to the exclusive jurisdiction of such courts in any such legal suit, action or proceeding. Each party hereby waives irrevocably any immunity to jurisdiction to which it may otherwise be entitled or become entitled (including sovereign immunity, immunity to pre-judgment attachment, post-judgment attachment and execution), in any legal suit, action or proceeding against it arising out of, or based upon, this Agreement or the transactions contemplated hereby, that is instituted in any New York Court. Process in any such legal suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

19. WAIVER OF JURY TRIAL. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[Signature Pages to Follow]

Very truly yours,

UNIVERSAL INSURANCE HOLDINGS, INC.

By:
Name:
Title:

[Signature Page to the Note Purchase Agreement]

Universal Insurance Holdings, Inc. – 5.625% Senior Unsecured Notes due 2026

Accepted as of the date hereof:

PURCHASER

[Add Purchaser Name]

By:
Name:
Title:

Address of Purchaser

[Add]

Principal Amount of Purchased Notes: $[•]

CUSIP [•]

Universal Insurance Holdings, Inc. – 5.625% Senior Unsecured Notes due 2026

[Signature Page to Note Purchase Agreement]

SCHEDULE I

[GDC Opinion]

II-1

ANNEX A

Wire Transfer Instructions

A-1